Exhibit 99.2

Important Notice Regarding the Availability of Materials You are receiving this communication because you hold shares of Class A Common Stock of Ironwood Pharmaceuticals, Inc. ("Ironwood"). Ironwood has released informational materials regarding the separation of its wholly owned subsidiary, Cyclerion Therapeutics, Inc. ("Cyclerion"), that are now available for your review. This notice provides instructions on how to access the IRONWOOD PHARMACEUTICALS, INC. materials for informational purposes only. It is not a form for voting and presents only an overview of the Ironwood materials, which contain important information and are available, free of charge, on the Internet or by mail. We encourage you to access and closely review these materials. IRONWOOD PHARMACEUTICALS, INC. To effect the separation, Ironwood will distribute all of the shares of Cyclerion Common Stock on a pro rata basis to the holders of Ironwood Class A Common Stock. Immediately following the distribution, which will be effective as of the date and time referenced in the Information Statement that Cyclerion has prepared in connection with the separation, Cyclerion will be an independent, publicly traded company. Ironwood is not soliciting proxy or consent authority in connection with the separation. IRONWOOD PHARMACEUTICALS, INC. 301 BINNEY ST. CAMBRIDGE, MA 02142 The materials consist of the Information Statement that Cyclerion has prepared in connection with the separation. You may view the materials online at www.materialnotice.com and easily request a paper or e-mail copy (see reverse side). E57240-P18695 See the reverse side for instructions on how to access materials.

How to Access the Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. E57241-P18695 Materials Available to VIEW or RECEIVE: INFORMATION STATEMENT How to View Online: following page) and visit: www.materialnotice.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.materialnotice.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@materialnotice.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY E57242-P18695

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